Exhibit 99.2

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (“Agreement”) is by and between RMG Consulting, LLC (hereinafter referred to as “Consultant”) and Uranium Resources, Inc. (hereinafter referred to as “URI”). The “Effective Date” of this Agreement shall be the first date upon which both Consultant and URI have executed this Agreement. Consultant and URI are sometimes hereinafter referred to individually as a “party” and collectively as the “parties.” The parties agree as follows:

1.            Term: Consultant shall provide Services, as hereinafter defined, on an as-needed basis to URI during the term hereof, which is effective October 1, 2010 and shall be for one year, (the “Term”) with three (3) one year options, that will automatically renew unless sooner terminated as provided in Section 17 or extended by written agreement of the parties.

2.            Scope of Services: Consultant shall perform certain services (hereinafter the “Services”) as set forth on Exhibit A, attached hereto and by this reference made a part hereof. URI and Consultant may expand, change, or reduce the scope of Services by mutual agreement. Unless otherwise approved in advance by URI, all Services shall be provided by Consultant.

3.            Payment: As full and complete compensation for all of the Services provided by Consultant to URI under this Agreement, Consultant will be paid the sum of $12,000.00 per month for every month services are performed. The consultant shall be responsible for all taxes associated with these payments including but not limited to local, county, state and Federal taxes except New Mexico State gross receipts taxes which shall be invoiced monthly. For any portion of a calendar month worked the Payment shall be pro-rated for the number of days worked in that month.

4.            Invoices and Expenses: Consultant shall provide URI with an invoice within 5 calendar days after the end of each month during which Services are performed. Expenses shall be documented by original receipts or other evidence satisfactory to URI. Undisputed invoiced amounts for services and expenses will be paid within 30 calendar days following receipt of the invoice.

              “Expenses” are out-of-pocket costs and expenses incurred in and reasonably necessary to the performance of Services. Any single expense of $300 or greater must be pre-approved by URI. Expenses shall be documented by original receipts or other evidence satisfactory to URI. The use of Consultant-owned vehicles shall be reimbursed at a rate equal to the then current Internal Revenue Service (“IRS”) amount. Air travel shall require advance approval of URI.

               Consultant shall, within calendar 30 days after the end of the Term, notify URI of any Services or Expenses for which Consultant has not been paid or reimbursed. URI shall not be liable for any Services or Expenses not described in reasonable detail in such notice.

5.            Company Support: URI agrees to promptly furnish to Consultant all available data and material reasonably requested by Consultant necessary for the performance of Services hereunder.

6.            Warranty: Consultant warrants that he/she/it shall perform Services in a professional manner consistent with industry-accepted standards.

7.            Confidentiality: In Consultant’s relationship with URI, it may have access to non-public, oral or written information relating to the business operations or prospects of URI, or its affiliates, venturers, or subsidiaries (“Confidential Information”). Confidential Information includes, without limitation: (a) information with respect to business opportunities, plans or proposals, exploration activities, and mining and mineral processing techniques of URI, or its parent, affiliates, venturers, or subsidiaries; (b) information of third parties which has been provided to URI, or its parent, affiliates, venturers, or subsidiaries on a confidential basis; and (c) extracts, analyses, summaries, and compilations of or derived from Confidential Information.

               Consultant shall not directly or indirectly disclose Confidential Information to any person or use for Consultant’s benefit or to the detriment of URI any Confidential Information, except as required in performing Services or as may be required by law. All Confidential Information, including Consultant’s work product hereunder, shall be and remain URI’s sole property, shall be returned to URI on demand, and shall not be removed from URI’s premises without its written consent, except as required in the course of performing Services. The provisions of this Section 7 shall survive the expiration or any termination of this Agreement.

8.            Non-interference/Non-solicitation: Consultant agrees that during the Term and for a period two years thereafter (the “Restricted Period”), it will not intentionally solicit or hire any present or prospective employee of URI. Consultant also agrees that during the Term and the Restricted Period it will not interfere with the relationship between URI and (a) any present or prospective employee of URI or (b) any person or entity who is engaged in discussions with URI with the objective of becoming a partner, joint venturer, royalty holder, or other co-owner or operator of a mineral prospect, development property or mine, or other business or with a view to engaging in a business combination with, or the purchase or sale of securities or other property from or to URI.

9.            Non-competition: Consultant agrees that during the Term and the Restricted Period it will not: (a) acquire any interest (direct or indirect) in any Real Property or (b) participate in, or, except as otherwise provided in this Agreement, give advice with respect to, the evaluation of URI or its affiliates or any interest in Real Property. As used herein, “Real Property” means any parcel of real property whose boundary is within five miles of any real property on or for which Services are performed.

10.           Independent Contractor: Consultant shall be and shall perform Services as an independent contractor. URI shall give general direction to Consultant with regard to the Services URI would like performed and the desired results; however, Consultant shall have the discretion to determine the manner and precise timing of the performance of Services. URI shall not have the right to control Consultant’s physical conduct pertaining to the performance of Services, except to the extent that such control is necessary or reasonable to provide for the safety of Consultant and/or those persons who come into contact with Consultant. Consultant is not and shall not be deemed to be and shall not represent itself as the employee or agent of URI. As an independent contractor, Consultant is not eligible to participate in URI’s medical, dental, vision, profit sharing, pension, bonus, or other benefit plans (except to the extent to which Consultant is entitled to participate in these programs or plans as an eligible former employee or retiree; or as part of the Payment identified in Section 3. above). Further, Consultant is responsible for, and agrees to indemnify URI with respect to, the payment of self-employment taxes, income taxes, United States withholding taxes, and other similar taxes and assessments arising out of the performance of Services by Consultant.

11.            Insurance: Consultant shall obtain and continue in force, during the term of this Agreement, at Consultant’s own expense and at a minimum, all insurance specified below. Consultant shall not commence Services until all insurance has been approved and accepted by URI.

                The insurance to be obtained and continued in force by Consultant is the following:

                (a)       Workers’ compensation and occupational disease disability insurance as required by the laws of the state in which Services are to be performed;

                (b)       Employer’s liability in the amount of $100,000, if Consultant has employees;

                (c)       Comprehensive automobile and truck liability insurance covering all automotive equipment used by Consultant in conjunction with Services, with a combined single limit of not less than $500,000 for each occurrence involving personal injury and/or property damage; and

                (d)       Comprehensive general liability insurance with limits of not less than $500,000 for injuries to or death of one person, $500,000 for all personal injuries and deaths in one occurrence, and $500,000 for all property damage during the term of this Agreement.

                All such insurance (except workers’ compensation) shall name URI as an additional named insured. Certificates of insurance shall be furnished to URI upon request and shall include the following statement:

                At least 20 days prior to the effective date of any material change or cancellation, written notice thereof will be sent by registered mail to URI.

12.           No Conflict: Consultant represents and warrants that it is not a party to any agreement or under any obligation that conflicts with the terms of this Agreement or prevents it from carrying out its responsibilities under this Agreement.

13.            Authority, Agency: Consultant does not have authority to contractually bind URI and is not URI’s agent or employee. Consultant agrees not to represent to any third party that it has any such authority or that it is URI’s agent or employee.

14.            Governing Law: The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of New Mexico without regard to its conflicts or choice of law provisions. Each party submits to the exercise of personal jurisdiction over said party by the state and federal courts located within the State of New Mexico, for all purposes relating to the interpretation or enforcement of this Agreement.

15.            Entire Agreement/Modification: The terms and provisions of this Agreement constitute the entire agreement between the parties on the subject matter hereof and supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be enlarged, modified, or altered except in writing and signed by the parties.

16.            Indemnification: Consultant covenants and agrees to fully defend, protect, indemnify, and hold harmless URI, its parent, affiliates, venturers, or subsidiaries, employees, and agents, (collectively the “Related Parties”) from and against each and every claim, demand, or cause of action, and any liability, cost, expense (including, but not limited to, reasonable attorneys’ fees and expenses incurred in defense of any of the Related Parties), damage, or loss in connection therewith, which may be made or asserted by Consultant, its employees or agents, or any third parties, on account of personal injury to or death or property damage caused by, arising out of, or in any way incidental to, or in connection with the performance of Services, except such as may be directly caused by the gross negligence or willful misconduct of any of the Related Parties.

17.            Termination/Expiration: This Agreement may be terminated by either party, for any reason whatsoever, or for no reason, by the terminating party providing to the other party one hundred twenty (120) days’ prior written notice of such termination. In addition, this Agreement may be terminated forthwith by either party for any material default or breach of this Agreement by the other party. Such termination shall be made by giving written notice of the same to the defaulting or breaching party at the address set forth herein. Upon such termination, all obligations of either party shall cease, except as otherwise provided herein and except for the obligations set forth in Sections 7, 8, 9, and 16, which shall survive to the full extent necessary to benefit the parties in accordance with the terms of said Sections 7, 8, 9, and 16. Similarly, upon expiration hereof all obligations of either party shall expire, except as otherwise provided herein and except for the obligations set forth in Sections 7, 8, 9, and 16, which shall survive to the full extent necessary to benefit the parties in accordance with the terms of said Sections 7, 8, 9, and 16.

18.            Assignment: Without the prior written consent of URI, which consent can be withheld for any reason, Consultant shall not assign its rights or delegate its duties hereunder and any purported assignment or delegation shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties.

19.           Conflict of Interest: Consultant shall not cause, or in any way contribute to, a Conflict of Interest (as that term is defined below) involving URI. If Consultant is aware of, or suspects, a Conflict of Interest on the part of URI (or parties related to the employees of URI, as noted below) in any contractual relationship or entity contracting with URI, Consultant shall immediately report such conflict to an appropriate senior manager of URI.

               “Conflict of Interest” means a situation where a temporary, part-time, or full-time employee and/or that employee’s related parties (such as immediate family, other close family, or even close friends) have an interest, either directly or indirectly, in an entity (such as Consultant) that may do or does business with URI. The Conflict of Interest may be actual, potential, or perceived. The obligation of Consultant related to Conflict of Interest is continuous and a Conflict of Interest must be reported when it arises, not merely at the inception of this Agreement. The duty on the part of Consultant to report any conflict on the part of an employee of URI (or parties related thereto) may relate to an interest in that Consultant itself, or if Consultant is aware of or suspects an interest that the employee may have with other business entities doing business with URI.

20.           Notices: Any notice, request, demand, instruction, or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, by telephonic transmission, by a recognized overnight courier service, or by U. S. registered or certified mail, return receipt requested, postage prepaid and correctly addressed to the party at its address set forth below, and the same shall be effective (a) upon receipt or refusal if delivered personally; (b) upon verbal confirmation of receipt if sent by telephonic transmission; (c) one business day after depositing with an overnight courier service; or (d) two business days after depositing in the U. S. mail, if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith. All notices by telephonic transmission shall be subsequently confirmed by U.S. registered or certified mail. The addresses of the parties, until changed in accordance herewith, are as follows:

If to URI:	Uranium Resources, Inc.
405 State Highway 121, Suite 110
Building A
Lewisville, TX 75067
Attention: M. Pelizza
Telephone: 972-219-3337

If to Consultant:	RMG Consulting, LLC
P.O. Box 45375
Rio Rancho, NM 87174
Attention: Bob Gallagher
Telephone: (505) 660-9009
FAX: (505) 896-1139

21.            No Partnership: It is not the purpose or intention of this Agreement to create and this Agreement shall not be construed as creating a joint venture, mining partnership, commercial partnership, or other partnership, relation or association.

22.            Compliance with Law: Consultant shall abide by all applicable federal, state, and local laws, rules, regulations, and governmental orders governing the performance of Services under this Agreement, of both the U.S. as well as the jurisdiction(s) in which Consultant will perform services, to include compliance with the requirements of 15 U.S.C. §§ 78 et seq, (the “Foreign Corrupt Practices Act”). Consultant shall be liable for any fines or assessments levied thereunder against Consultant or URI resulting from any act or omission of Consultant. Consultant also shall comply with all applicable safety, health, and environmental rules, policies, and programs of URI. If applicable, Consultant shall secure a Mine Safety and Health Administration independent contractor identification number.

23.            Severability: The individual provisions of this Agreement are severable. If any such individual provision is contrary to or in conflict with any requirement or principle or applicable statutory or common law, that provision shall be of no force and effect but the remainder of the Agreement shall be construed so as to give effect to the intent of the parties and the other provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below.

URANIUM RESOURCES, INC.:

By: /s/ Donald C. Ewigleben

Name: Donald C. Ewigleben

Dated:	October 1, 2010	Title: President & CEO

CONSULTANT:

RMG Consulting, LLC

By: Robert M. Gallagher

Name: Robert M. Gallagher

Dated:	October 1, 2010	Title: President

EXHIBIT A

SCOPE OF PUBLIC AFFAIRS CONSULTING SERVICES

General

The acquisition and maintenance of requisite environmental permits and licenses presents the greatest risk to uranium development in New Mexico. The concern is that the acquisition of every permit is subject to the risks of denial or delay and negative public discourse increases these risks. The primary objective of U RI’s public affairs program (PA), and of the PA consultant’s focus, will be to mitigate negative public discourse and the associated permitting risks.

The PA consultant will refine existing, and implement new, PA strategies and tactics to engage the citizens and governments near the communities where URI proposes uranium recovery operations, and relevant State government entities, including strategies to establish dialog with the hostile governments and NGO’s. The PA consultant must educate various audiences about many things relevant to the URI, including the business in general, legislation, and the general health and safety aspects of uranium and radiation, as well as to overcome misconceptions and prejudices. Therefore, the consultant will become thoroughly familiar with these concepts so that technical jargon may be communicated effectively to those who are not adept. This proactive educational approach reaches to elected and non-elected officials.

Specific Requirements

Provide PA consulting services to URI under the direction of the CEO and/or the Sr. VP of Safety Environmental Public Affairs (SEPA), in consultation and coordination with other URI senior executives or other URI PR contractors, in the following areas or as may be requested.

1.       Facilitate development and growth of relationships, and increase awareness of URI, with individuals, stakeholders, the business community, and elected officials, within, but not limited to, the local communities of San Juan County, Cibola County, the City of Grants, the Village of Milan, Cibola County Chamber of Commerce, McKinley County, the McKinley County Chamber of Commerce, the City of Albuquerque, the City of Santa Fe and the City of Gallup.

2.       Facilitate discussions with the Navajo Nation and the Navajo Chapters of Churchrock, Pinedale, Crownpoint, Navajo individuals, stakeholders and elected officials for the ultimate purpose of resolving the Navajo ban on uranium mining. Lay the groundwork with both Navajo Presidential candidates to allow for dialog and be proactive to meet with the incoming Navajo administration to educate and communicate our commitment to a safe, environmental and economically beneficial operation in the community.

3.       In the continuance of relationship building with representatives of the Churchrock Chapter, the PA consultant will become familiar with the Section 17 legacy evaluation and work with the Chapter on this.

4.       Build relationships with the elected and other government officials within the State of New Mexico. Foster education of newly elected officials whose opinions will be formed by first impression.

5.       Public affairs activities in these arena’s (1- 4) cover a wide range of elements, including but not limited to, staging debates, holding seminars, influencing proposed legislation, and testifying before committees. As such, the PA Consultant shall participate in any advisory committees, board, or work group that is established or supported by URI for the purpose of consensus building with local communities, the Navajo Nation or other relevant Navajo entity and the State of New Mexico.

6.       Provide URI management insight into the choice of, and work with, Navajo management, consultants or legal representatives who may be retained to achieve the company’s strategic PA objectives.

7.       Provide organizational support to the Eastern Navajo Allottee Association. Coordinate regular meetings and events to include food service and entertainment.

8.       Reach out to NGO’s such as, but not limited to, SWRIC and influential individuals such as, but not limited to, Doug Brugge of Tuffs University who has written extensively of the health impacts of previous uranium mining on the Navajo, and organizations such, but not limited to, as the Indian Health Service and foundations, all that have supported anti uranium activities in New Mexico.

9.       Provide local presence as requested in Gallup, the center of “Indian Country”. Once a local office is determined to be needed and space is chosen, man the office for at least one day per week.

10.     Become familiar with URI’s efforts in working with the national labs, the USGS, the DOE, and academia and communicate these efforts to State, local and Navajo individuals, stakeholders and elected officials for the purpose of satisfying environmental concerns.

11.     Conduct community affairs assessments within the context of due diligence activities when requested by the Vice President of Corporate Development.

12.     Coordinate communications activities including, but not limited to, the activities described in this Scope of Services. Act as secondary media spokesperson in the absence of URI management as requested. Develop relationships with local and regional media, press, newspapers.

13.     Participate as a URI representative with the New Mexico Uranium Producers Association. Coordinate PA work conducted by other URI affiliated trade associations to include the New Mexico Mining Association, National Mining Association, Nuclear Energy Institute and Uranium Producers of America as requested.

14.     Coordinate and cooperate with other PA related legal, public relations and technical contractors, including but not limited, to those of the Law Firm of Comeau, Maldegen, Templeman & Indal; Wade Strategies; Earnest Becenti and Intera, Inc.

Implementation Steps

By November 1, 2010 the PA consultant will achieve the following implementation steps and present the results to the Sr. VP SEPA. With the approval of the Sr. VP SEPA, the consultant will refine the PA program and continuously seek feedback as to how the public has reacted and make necessary adjustments.

1.       Review existing data, analysis and research to identify all the relevant factors of U RI’s current PA situation. Gain an understanding of its various constituencies and the key factors that are influencing their perceptions of the URI.

2.       Establish an overall policy with respect to the campaign. This involves defining goals and desired outcomes, as well as the constraints under which the campaign will operate. It is necessary to establish such policy guidelines in order to evaluate the BOD adopted strategies and management tactics.

3.       Evaluate the BOD adopted strategies and management tactics. Using knowledge from 1 & 2 above, refine specific programs to achieve the desired objectives and recommend to the Sr. VP SEPA the elements of the PA program that will require additional financial and consultative resources in both New Mexico and Washington, DC.

Conclusion

URI expects its PA Consultant to be creative and enterprising; possess good communication skills and solid news judgment; have a thorough knowledge of the uranium business; be sincere and considerate in dealing with people and make a good impression as a representative for the company. The responsibilities include listening to various audiences and interpreting public opinion, advising management, generating opportunities to increase public awareness and acceptance, disseminating good publicity, and evaluating the results of all PA program campaigns. As envisioned, URI PR program requires a two-way communication with the public, so proactive, on location action is required.